Exhibit 99.1
Ingram Micro Reports Q2 2025 Financial Results with Net Sales Up 10.9% and Growth Across All Geographic Segments

•Net sales of $12,794 million, up 10.9% over prior year, and above our guidance range of $11,765 - $12,165 million
•Gross profit of $839.2 million, at the upper end of our guidance range of $800 - $850 million
•Net income of $37.8 million and non-GAAP net income(1) of $142.3 million
•Diluted earnings per share (“EPS”) of $0.16 and non-GAAP diluted EPS(1) of $0.61, at the higher end of our guidance range of $0.53 - $0.63
•Term loan credit facility amended in June to reduce interest rate by 50 basis points
•Divestiture of two non-core businesses expected to be completed in fiscal third quarter
•Quarterly dividend increased by 2.6% to $0.078 per share

IRVINE, Calif. — (BUSINESS WIRE) — August 6, 2025 — Ingram Micro Holding Corporation (NYSE: INGM) (“Ingram Micro” or the “Company”) today reported fiscal second quarter results for the period ended June 28, 2025. The Company reported fiscal second quarter net sales of approximately $12.8 billion, net income on a GAAP basis of $37.8 million, or $0.16 per share, and non-GAAP net income of $142.3 million, or $0.61 per share.(1)

“We delivered solid second quarter results, with net sales growth in all four geographic regions and across our three primary lines of business,” said Paul Bay, Ingram Micro’s Chief Executive Officer. “The ransomware attack in early July tested our resilience as a company and had no impact on our June quarter results. Our Xvantage digital experience platform played a critical role in accelerating our recovery and continues to strengthen our business, enhancing how we serve customers, vendors, and partners with greater agility and insight.”

“Second quarter net sales came in above the high end of our guidance range, with gross profit and non-GAAP EPS both toward the upper end as well,” said Mike Zilis, Ingram Micro’s Chief Financial Officer. “Our mix reflected continued strength in our lower-margin, lower-cost-to-serve Asia-Pacific region, client and endpoint solutions business, and sales to large enterprise customers. We were also encouraged by the momentum in our advanced solutions business. During the quarter, we invested to support demand across our product portfolio, and as we look ahead to the third quarter, we expect continued year-over-year top-line growth, enabled by strong execution across our core businesses.”

Consolidated Fiscal Second Quarter 2025 Results(1)

	Thirteen Weeks Ended June 28, 2025		Thirteen Weeks Ended June 29, 2024		2025 vs. 2024
($ in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$12,793,956		$11,541,439		$1,252,517
Gross profit	839,159	6.56%	828,430	7.18%	10,729
Income from operations	142,816	1.12%	181,128	1.57%	(38,312)
Net income	37,826	0.30%	54,585	0.47%	(16,759)
Adjusted Income from Operations	200,827	1.57%	218,006	1.89%	(17,179)
Adjusted EBITDA	293,949	2.30%	278,629	2.41%	15,320
Non-GAAP Net Income	142,330	1.11%	120,431	1.04%	21,899
EPS:
Basic	$0.16		$0.25
Diluted	$0.16		$0.25
Non-GAAP EPS:
Basic	$0.61		$0.54
Diluted	$0.61		$0.54

Consolidated Fiscal Second Quarter 2025 Financial Highlights

•Net sales totaled $12.8 billion, compared to $11.5 billion in the prior fiscal second quarter, representing an increase of 10.9%. The growth was driven by year-over-year increases in net sales across each of our geographic segments. The translation impact of foreign currencies relative to the U.S. dollar had a 0.7% positive impact on the year-over-year net sales comparison.

•Gross profit was $839.2 million, compared to $828.4 million in the prior fiscal second quarter.

•Gross margin was 6.56%, compared to 7.18% in the prior fiscal second quarter. The year-over-year decrease in gross margin was driven by a shift in sales mix toward lower-margin but generally lower-cost-to-serve business, including (1) client and endpoint solutions, (2) within our advanced solutions product categories toward server and storage product sets, (3) large enterprise customers, and (4) our Asia-Pacific region. The decrease in gross margin also includes the impact of a write-down of $10.5 million recorded in cost of sales, or 8 basis points of net sales, in connection with the held for sale accounting for the planned sale of a group of assets related to certain non-core operations in our North America region.

•Income from operations was $142.8 million, compared to $181.1 million in the prior fiscal second quarter. Adjusted income from operations was $200.8 million, compared to $218.0 million in the prior fiscal second quarter. The decrease in income from operations is reflective of the same mix factors noted above, offset in part by operating expense leverage as our strong net sales growth was more concentrated in lower-cost-to-serve businesses. The decrease also includes write-downs totaling $43.2 million, or 34 basis points of net sales ($10.5 million in cost of sales as noted above, and the remaining $32.7 million, or 26 basis points of net sales, recorded to operating expenses), related to the held for sale accounting for the planned sale of our CloudBlue operations and non-core business in our North America region. Both of these divestitures are expected to close in our third quarter of 2025.

•Income from operations margin was 1.12%, compared to 1.57% in the prior fiscal second quarter. Adjusted income from operations margin was 1.57% compared to 1.89% in the prior fiscal second quarter. The year-over-year comparisons are reflective of a lower gross margin profile largely offset by improved operating expense leverage.

•Adjusted EBITDA was $293.9 million, compared to $278.6 million in the prior fiscal second quarter.

•Diluted EPS was $0.16, compared to $0.25 in the prior fiscal second quarter. Non-GAAP diluted EPS was $0.61, compared to $0.54 in the prior fiscal second quarter. Non-GAAP diluted EPS for the quarter includes an impact of 2.3 percentage points of the effective tax rate related primarily to heightened withholding taxes on our Latin America export business. This impact translates to approximately $0.02 per diluted share.

•Cash used in operations was $298.0 million, compared to cash provided by operations of $401.2 million in the prior fiscal second quarter, and adjusted free cash flow was $(262.8) million, compared to $427.5 million in the prior fiscal second quarter. This decrease reflects heavier investment in accounts receivable and inventory to capture demand and pricing opportunities. We continue to manage our balance sheet with a focus on return on investment, profitable growth, and quality of net sales over time.

Regional Fiscal Second Quarter 2025 Financial Highlights

North America

Net sales were $5.0 billion, compared to $4.4 billion in the prior fiscal second quarter. The 13.7% year-over-year increase in North American net sales was primarily driven by an increase in net sales of server and storage products in the United States, as well as an increase in net sales of client and endpoint solutions, particularly notebooks and desktops in the United States.

Income from operations was $32.8 million, compared to $63.8 million in the prior fiscal second quarter. North American income from operations includes the write-down impacts of $43.2 million related to the held for sale accounting of the two non-core assets noted above.

Income from operations margin was 0.66%, compared to 1.46% in the prior fiscal second quarter, which includes an impact of 87 basis points from the held for sale accounting noted above. These results for the region are also reflective of the impact of sales mix on gross margins partially offset by lower SG&A expenses as a percentage of net sales, most notably a decline in compensation and headcount expenses, which is largely the result of the restructuring initiatives taken in the prior year and strong efficiencies accompanying sales growth in lower-cost-to-serve businesses.

EMEA

Net sales were $3.5 billion, an increase of 4.8% compared to the prior fiscal second quarter. The translation impact of foreign currencies relative to the U.S. dollar had a positive impact of 5% on the year-over-year net sales comparison. The year-over-year U.S. dollar increase in EMEA net sales was primarily a result of growth in client and endpoint solutions, led by strength in desktops, notebooks, and components, as well as growth in advanced solutions, primarily specialty and server net sales. Additionally, growth in both cloud-based solutions and Other services contributed to the year-over-year increase in net sales.

Income from operations was $55.7 million, compared to $52.6 million in the prior fiscal second quarter.

Income from operations margin was 1.60%, compared to 1.58% in the prior fiscal second quarter. The year-over-year increase in income from operations margin was primarily due to a reduction in SG&A costs and improved operating leverage, which was partially offset by a mix shift toward our lower-margin client and endpoint solutions.

Asia-Pacific

Net sales were $3.5 billion, compared to $3.0 billion in the prior fiscal second quarter. The 16.2% increase in Asia-Pacific net sales was driven by growth in client and endpoint solutions, led by mobility distribution, particularly smartphones, as well as consumer electronics, partially offset by a decrease in advanced solutions net sales driven by a decline in servers. The translation impact of foreign currencies relative to the U.S. dollar had a negative impact of 1% on the year-over-year net sales comparison.

Income from operations was $43.6 million, compared to $61.3 million in the prior fiscal second quarter.

Income from operations margin was 1.25%, compared to 2.05% in the prior fiscal second quarter. The year-over-year decrease in income from operations margin was primarily the result of a shift in geographic mix toward our lower-margin, lower-cost-to-serve China market, a heavier concentration of mobility sales, and a heightened competitive market in India.

Latin America

Net sales were $0.9 billion, compared to $0.8 billion in the prior fiscal second quarter. The 0.8% increase in Latin American net sales was primarily driven by growth in client and endpoint solutions, led by growth in smartphones and tablets, as well as growth in cloud-based solutions, partially offset by a decrease in advanced solutions net sales driven by a decline in servers, specialty products, and networking. The translation impact of foreign currencies relative to the U.S. dollar had a negative impact of 6% on the year-over-year net sales comparison.

Income from operations was $25.1 million, compared to $23.3 million in the prior fiscal second quarter.

Income from operations margin was 2.94%, compared to 2.75% in the prior fiscal second quarter. The year-over-year increase in income from operations margin was a result of decreased SG&A expenses as a percentage of net sales, partially offset by softer gross margins on the shift in sales mix factors described above.

Fiscal Third Quarter 2025 Outlook

The following outlook is forward-looking, based on the Company’s current expectations for the fiscal third quarter 2025, and actual results may differ materially from what is indicated. We provide EPS guidance on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control.(1)

	Thirteen Weeks Ended September 27, 2025
($ in millions, except per share data)	Low	High
Net sales	$11,875	$12,375
Gross profit	$815	$875
Non-GAAP Diluted EPS	$0.61	$0.73

Our fiscal third quarter 2025 guidance assumes an effective tax rate of approximately 30% on a non-GAAP basis and 235.5 million diluted shares outstanding.

Dividend Increase and Payment

The Company’s board of directors has declared a cash dividend of $0.078 per share of the Company’s common stock, representing a 2.6% increase from the prior quarterly dividend of $0.076 per share. The dividend is payable on September 2, 2025, to stockholders of record as of August 19, 2025.

Fiscal Second Quarter 2025 Earnings Call Details:

Ingram Micro’s management will host a call to discuss its results on Wednesday, August 6, 2025 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time).

A live webcast of the conference call will be accessible from the Ingram Micro investor relations website at https://ir.ingrammicro.com. The call can also be accessed at 877-407-9781 or 201-689-8796.

A telephonic replay will be available through November 3, 2025, at 877-660-6853 or 201-612-7415, access code 13755050. A replay of the webcast will also be available at https://ir.ingrammicro.com.

About Ingram Micro

Ingram Micro (NYSE: INGM) is a leading technology company for the global information technology ecosystem. With the ability to reach nearly 90% of the global population, we play a vital role in the worldwide IT sales channel, bringing products and services from technology manufacturers and cloud providers to a highly diversified base of business-to-business technology experts. Through Ingram Micro Xvantage™, our AI-powered digital platform, we offer what we believe to be the industry’s first comprehensive business-to-consumer-like experience, integrating hardware and cloud subscriptions, personalized recommendations, instant pricing, order tracking, and billing automation. We also provide a broad range of technology services, including financing, specialized marketing, and lifecycle management, as well as technical pre- and post-sales professional support. Learn more at www.ingrammicro.com.

(1) Use of Non-GAAP Financial Measures

In addition to presenting financial results that have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we have included in this release some or all of the following non-GAAP financial measures—adjusted income from operations, EBITDA, adjusted EBITDA, return on invested capital (“ROIC”), adjusted ROIC, non-GAAP net income, adjusted free cash flow, and non-GAAP EPS—which are financial measures that are not required by, or presented in accordance with GAAP. We believe that these non-GAAP financial measures are useful in evaluating our business and the underlying trends that are affecting our performance. These non-GAAP measures are primary indicators that our management uses internally to conduct and measure its business and evaluate the performance of its consolidated operations, ongoing results, and trends. Our management believes these non-GAAP financial measures are useful as they provide meaningful comparisons to prior periods and an alternate view of the impact of acquired businesses. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. A material limitation associated with these non-GAAP measures as compared to the GAAP measures is that they may not be comparable to other companies with similarly titled items that present related measures differently. The non-GAAP measures should be considered as a supplement to, and not as a substitute for or superior to, the corresponding measures calculated in accordance with GAAP. See “Schedule A: Reconciliation of Non-GAAP Financial Measures” in the “Supplemental Information” section further below for reconciliations of non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements are included throughout this release and relate to matters such as our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Certain important factors that involve risks and uncertainties and that could cause actual results to differ, possibly materially, from our expectations, beliefs, and projections reflected in such forward-looking statements can be found in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

There are a number of risks, uncertainties, and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this release. Such risks, uncertainties, and other important factors include, among others, the risks, uncertainties, and factors included within the filings we make with the SEC from time to time and the following: general economic conditions; our estimates of the size of the markets for our products and services; our ability to identify and integrate acquisitions and technologies into our platform; our plans to continue to expand; our ability to continue to successfully develop and deploy Ingram Micro Xvantage™; our ability to retain and recruit key personnel; the competition our products and services face and our ability to adapt to industry changes and market conditions, including inflation, market volatility, and supply constraints for many categories of technology; current and potential litigation involving us; the global nature of our business, including the various laws and regulations applicable to us now or in the future; the effect of various political, geopolitical, and macroeconomic issues and developments, including changes in tariffs or global trade policies and the related uncertainties associated with such developments, import/export and licensing restrictions, and our ability to comply with laws and regulations we are subject to, both in the United States and internationally; our financing efforts; our relationships with our customers, original equipment manufacturers, and suppliers; our ability to maintain and protect our intellectual property; the performance and security of our services, including information processing and cybersecurity provided by third parties; our ownership structure; our dependence upon Ingram Micro Inc. and its controlled subsidiaries for our results of operations, cash flows, and distributions; and our status as a “controlled company” and the extent to which the interests of Platinum Equity, LLC together with its affiliated investment vehicles (“Platinum”) conflict with our interests or the interests of our stockholders.

Ingram Micro, Xvantage, and associated logos are trademarks of Ingram Micro Inc. (an indirect subsidiary of Ingram Micro Holding Corporation) or its licensors.
Contact:
Investor Relations:
Willa McManmon
ir@ingrammicro.com
Media:
Lisa Zwick
lisa.zwick@ingrammicro.com

Results of Operations

INGRAM MICRO HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value and share data)
(Unaudited)

	June 28, 2025	December 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$856,668	$918,401
Trade accounts receivable (less allowances of $159,008 and $146,999, respectively)	9,150,672	9,448,354
Inventory	5,509,732	4,699,483
Other current assets	944,887	734,939
Total current assets	16,461,959	15,801,177
Property and equipment, net	526,447	482,503
Operating lease right-of-use assets	397,486	412,662
Goodwill	853,727	833,662
Intangible assets, net	718,624	772,571
Other assets	494,991	477,115
Total assets	$19,453,234	$18,779,690
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,049,387	$10,005,824
Accrued expenses and other	970,380	1,021,958
Short-term debt and current maturities of long-term debt	690,801	184,860
Short-term operating lease liabilities	95,396	93,889
Total current liabilities	11,805,964	11,306,531
Long-term debt, less current maturities	3,039,545	3,168,280
Long-term operating lease liabilities, net of current portion	355,793	369,493
Other liabilities	204,286	201,511
Total liabilities	15,405,588	15,045,815
Commitments and contingencies
Stockholders’ equity:
Common Stock, par value $0.01, 2,000,000,000 shares authorized at June 28, 2025 and December 28, 2024, and 234,843,994 and 234,825,581 shares issued and outstanding at June 28, 2025 and December 28, 2024, respectively	2,348	2,348
Additional paid-in capital	2,912,931	2,903,842
Retained earnings	1,403,586	1,337,399
Accumulated other comprehensive loss	(271,219)	(509,714)
Total stockholders’ equity	4,047,646	3,733,875
Total liabilities and stockholders’ equity	$19,453,234	$18,779,690

INGRAM MICRO HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net sales	$12,793,956	$11,541,439	$25,074,799	$22,876,373
Cost of sales	11,954,797	10,713,009	23,406,878	21,213,005
Gross profit	839,159	828,430	1,667,921	1,663,368
Operating expenses:
Selling, general and administrative	696,322	647,442	1,322,287	1,289,594
Restructuring costs	21	(140)	1,954	22,525
Total operating expenses	696,343	647,302	1,324,241	1,312,119
Income from operations	142,816	181,128	343,680	351,249
Other (income) expense:
Interest income	(10,065)	(10,054)	(23,883)	(20,365)
Interest expense	72,884	86,924	147,773	171,536
Net foreign currency exchange loss	20,611	6,937	44,328	19,263
Other	(499)	14,158	15,174	20,971
Total other (income) expense	82,931	97,965	183,392	191,405
Income before income taxes	59,885	83,163	160,288	159,844
Provision for income taxes	22,059	28,578	53,273	55,707
Net income	$37,826	$54,585	$107,015	$104,137
Basic earnings per share	$0.16	$0.25	$0.46	$0.47
Diluted earnings per share	$0.16	$0.25	$0.46	$0.47

INGRAM MICRO HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Cash flows from operating activities:
Net income	$37,826	$54,585	$107,015	$104,137
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation and amortization	49,950	46,198	97,981	92,461
Stock-based compensation	6,324	—	9,089	—
Noncash charges for interest and bond discount amortization	4,652	7,564	9,352	15,078
Amortization of operating lease asset	29,628	36,699	62,065	64,567
Deferred income taxes	(8,153)	(3,164)	(26,854)	(20,493)
Loss on foreign exchange	23,843	11,118	45,493	8,163
Loss on write-down of assets held for sale	32,757	—	32,757	—
Other	(7,723)	(699)	(4,896)	(6,803)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts receivable	(131,545)	56,758	463,238	600,052
Inventory	(353,485)	(88,112)	(623,888)	(163,490)
Other assets	(81,850)	(58,674)	(187,387)	(65,273)
Accounts payable	252,915	322,690	(132,604)	(257,156)
Change in book overdrafts	(65,984)	124,160	(184,060)	92,193
Operating lease liabilities	(57,357)	(34,765)	(87,639)	(62,520)
Accrued expenses and other	(29,758)	(73,174)	(78,052)	(99,998)
Cash (used in) provided by operating activities	(297,960)	401,184	(498,390)	300,918
Cash flows from investing activities:
Capital expenditures	(35,224)	(33,109)	(64,961)	(68,688)
Proceeds from deferred purchase price of factored receivables	70,414	59,455	141,445	128,515
Issuance of notes receivable	(6,543)	(24,822)	(12,501)	(43,374)
Proceeds from notes receivable	9,515	14,922	20,510	21,597
Proceeds from sale of equity investments	13,544	7,670	20,805	7,670
Other	6,721	(1,156)	11,420	1,347
Cash provided by investing activities	58,427	22,960	116,718	47,067
Cash flows from financing activities:
Dividends paid to stockholders	(23,451)	(6,174)	(40,828)	(6,174)
Change in unremitted cash collections from servicing factored receivables	(7,071)	3,644	(3,587)	(8,630)
Repayment of Term Loans	—	(150,000)	(125,000)	(150,000)
Gross proceeds from other debt	12,592	17,577	29,820	41,826
Gross repayments of other debt	(16,720)	(19,818)	(32,574)	(49,833)
Net proceeds (repayments) from revolving and other credit facilities	216,787	(159,408)	452,161	(136,918)
Other	(5,923)	—	(7,019)	(934)
Cash provided by (used in) financing activities	176,214	(314,179)	272,973	(310,663)
Effect of exchange rate changes on cash and cash equivalents	38,350	(38,780)	46,966	(57,050)
Decrease in cash and cash equivalents	(24,969)	71,185	(61,733)	(19,728)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Cash and cash equivalents at beginning of period	881,637	857,577	918,401	948,490
Cash and cash equivalents at end of period	$856,668	$928,762	$856,668	$928,762
Supplemental disclosure of non-cash investing information:
Amounts obtained as a beneficial interest in exchange for transferring trade receivables in factoring arrangements	$64,920	$59,895	$128,961	$124,809

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

In addition to its reported results calculated in accordance with U.S. GAAP, the Company has included in this release adjusted income from operations, adjusted EBITDA, return on invested capital (“ROIC”), adjusted ROIC, non-GAAP net income, adjusted free cash flow, and non-GAAP EPS, which are defined as follows:

•Adjusted Income from Operations means income from operations plus (i) amortization of intangibles, (ii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (iii) integration and transition costs, and (iv) the advisory fees paid to Platinum Equity Advisors, LLC (“Platinum Advisors”), an entity affiliated with Platinum, under a corporate advisory services agreement (which has been terminated as a result of our initial public offering (“IPO”)) (such terminated agreement, the “CASA”).

•We define adjusted EBITDA as EBITDA (calculated as net income before net interest expense, income taxes, depreciation and amortization expenses) adjusted to give effect to (i) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (ii) net realized and unrealized foreign currency exchange gains and losses including net gains and losses on derivative instruments not receiving hedge accounting treatment, (iii) costs of integration, transition, and operational improvement initiatives, as well as consulting, retention and transition costs associated with our organizational effectiveness programs charged to selling, general and administrative expenses, (iv) the advisory fees paid to Platinum Advisors under the CASA, (v) cash-based compensation expense associated with our cash-based long-term incentive program for certain employees in lieu of equity-based compensation prior to the IPO, (vi) stock-based compensation expense for restricted stock units issued in connection with our IPO, and (vii) certain other items as defined in our credit agreements.

•ROIC is defined as net income divided by the invested capital for the period. Invested capital is equal to stockholders’ equity plus long-term debt plus short-term debt and the current maturities of long-term debt less cash and cash equivalents at the end of each period.

•Adjusted ROIC is defined as adjusted net income divided by the invested capital for the period. Adjusted net income for a particular period is defined as net income plus (i) other income/expense, (ii) amortization of intangibles, (iii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (iv) integration and transition costs, (v) the advisory fees paid to Platinum Advisors under the CASA, plus (vi) the GAAP tax provisions for and/or valuation allowances on items (i), (ii), (iii), (iv) and (v), plus (vii) the GAAP tax provisions for and/or valuation allowances on large non-recurring or discrete items.

•We define non-GAAP net income as net income adjusted to give effect to (i) amortization of intangibles, (ii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (iii) net realized and unrealized foreign currency exchange gains and losses including net gains and losses on derivative instruments not receiving hedge accounting treatment, (iv) costs of integration, transition, and operational improvement initiatives, as well as consulting, retention and transition costs associated with our organizational effectiveness programs charged to selling, general and administrative expenses, (v) the advisory fees paid to Platinum Advisors under the CASA, (vi) cash-based compensation expense associated with our cash-based long-term incentive program for certain employees in lieu of equity-based compensation prior to our IPO, (vii) stock-based compensation expense for restricted stock units issued in connection with our IPO, (viii) certain other items as defined in our credit agreements, (ix) the GAAP tax provisions for and/or valuation allowances on items (i), (ii), (iii), (iv), (v), (vi), (vii), and (viii), and (x) the GAAP tax provisions for and/or valuation allowances on large non-recurring or discrete items. This metric differs from adjusted net income, which is a component of adjusted ROIC as described above.

•We define adjusted free cash flow as net income adjusted to give effect to (i) depreciation and amortization, (ii) other non-cash items and changes to non-working capital assets/liabilities, (iii) changes in working capital, (iv) proceeds from the deferred purchase price of factored receivables, and (v) capital expenditures.

•We define non-GAAP basic EPS as non-GAAP net income divided by the weighted-average shares outstanding during the period presented. Non-GAAP diluted EPS is calculated by dividing non-GAAP net income by the weighted-average shares outstanding during the period presented, inclusive of the dilutive effect of participating securities.

The following is a reconciliation of income from operations to adjusted income from operations:

($ in thousands)	Thirteen Weeks Ended June 28, 2025	Thirteen Weeks Ended June 29, 2024	Twenty-Six Weeks Ended June 28, 2025	Twenty-Six Weeks Ended June 29, 2024
Income from operations	$142,816	$181,128	$343,680	$351,249
Amortization of intangibles	21,867	21,704	43,297	43,494
Restructuring costs	21	(140)	1,954	22,525
Integration and transition costs	36,123	9,064	41,179	10,707
Advisory fee	—	6,250	—	12,500
Adjusted Income from Operations	$200,827	$218,006	$430,110	$440,475

The following is a reconciliation of net income to adjusted EBITDA:

($ in thousands)	Thirteen Weeks Ended June 28, 2025	Thirteen Weeks Ended June 29, 2024	Twenty-Six Weeks Ended June 28, 2025	Twenty-Six Weeks Ended June 29, 2024
Net income	$37,826	$54,585	$107,015	$104,137
Interest income	(10,065)	(10,054)	(23,883)	(20,365)
Interest expense	72,884	86,924	147,773	171,536
Provision for income taxes	22,059	28,578	53,273	55,707
Depreciation and amortization	49,950	46,198	97,981	92,461
EBITDA	$172,654	$206,231	$382,159	$403,476
Restructuring costs	21	(140)	1,954	22,525
Net foreign currency exchange loss	20,611	6,937	44,328	19,263
Integration, transition and operational improvement costs	82,799	34,349	116,882	65,523
Advisory fee	—	6,250	—	12,500
Cash-based compensation expense	5,475	6,805	9,968	12,245
Stock-based compensation expense	6,325	—	9,089	—
Other	6,064	18,197	20,360	33,467
Adjusted EBITDA	$293,949	$278,629	$584,740	$568,999

The following is a reconciliation of net income to ROIC:

($ in thousands)	Thirteen Weeks Ended June 28, 2025	Thirteen Weeks Ended June 29, 2024	Twenty-Six Weeks Ended June 28, 2025	Twenty-Six Weeks Ended June 29, 2024
Net income	$37,826	$54,585	$107,015	$104,137

Stockholders' equity	4,047,646	3,463,705	4,047,646	3,463,705
Long-term debt	3,039,545	3,423,377	3,039,545	3,423,377
Short-term debt and current maturities of long-term debt	690,801	206,153	690,801	206,153
Cash and cash equivalents	(856,668)	(928,762)	(856,668)	(928,762)
Invested capital	$6,921,324	$6,164,473	$6,921,324	$6,164,473

Return on Invested Capital	2.2%	3.5%	3.1%	3.4%

Period in weeks for non-52 week periods	13	13	26	26
Number of weeks	52	52	52	52

The following is a reconciliation of net income to adjusted ROIC:

($ in thousands)	Thirteen Weeks Ended June 28, 2025	Thirteen Weeks Ended June 29, 2024	Twenty-Six Weeks Ended June 28, 2025	Twenty-Six Weeks Ended June 29, 2024
Net income	$37,826	$54,585	$107,015	$104,137
Pre-tax adjustments:
Other (income) expense	82,931	97,965	183,392	191,405
Amortization of intangibles	21,867	21,704	43,297	43,494
Restructuring costs	21	(140)	1,954	22,525
Integration and transition costs	36,123	9,064	41,179	10,707
Advisory fee	—	6,250	—	12,500
Tax adjustments:
Tax impact of pre-tax adjustments (a)	(33,968)	(28,669)	(67,061)	(62,056)
Other discrete items (b)	(204)	(1,615)	(97)	(1,166)
Adjusted net income	$144,596	$159,144	$309,679	$321,546

Stockholders' equity	4,047,646	3,463,705	4,047,646	3,463,705
Long-term debt	3,039,545	3,423,377	3,039,545	3,423,377
Short-term debt and current maturities of long-term debt	690,801	206,153	690,801	206,153
Cash and cash equivalents	(856,668)	(928,762)	(856,668)	(928,762)
Invested Capital	$6,921,324	$6,164,473	$6,921,324	$6,164,473

Number of Days	91	91	182	182
Adjusted Return on Invested Capital	8.4%	10.3%	8.9%	10.4%
(a) Tax impact of pre-tax adjustments reflects the current and deferred income taxes associated with the above pre-tax adjustments in arriving at adjusted net income.
(b) Other discrete items represent non-recurring adjustments of uncertain tax liabilities of ($1,615) and ($2,299) in the Thirteen Weeks Ended June 29, 2024, and the Twenty-Six Weeks Ended June 29, 2024, respectively, as well as other minor non-recurring items.

The following is a reconciliation of net income to non-GAAP net income:

($ in thousands)	Thirteen Weeks Ended June 28, 2025	Thirteen Weeks Ended June 29, 2024	Twenty-Six Weeks Ended June 28, 2025	Twenty-Six Weeks Ended June 29, 2024
Net income	$37,826	$54,585	$107,015	$104,137
Pre-tax adjustments:
Amortization of intangibles	21,867	21,704	43,297	43,494
Restructuring costs	21	(140)	1,954	22,525
Net foreign currency exchange loss	20,611	6,937	44,328	19,263
Integration, transition and operational improvement costs	82,799	34,349	116,882	65,523
Advisory fee	—	6,250	—	12,500
Cash-based compensation expense	5,475	6,805	9,968	12,245
Stock-based compensation expense	6,325	—	9,089	—
Other items	4,218	15,450	16,543	27,830
Tax Adjustments:
Tax impact of pre-tax adjustments (a)	(36,608)	(23,894)	(62,469)	(50,724)
Other miscellaneous tax adjustments (b)	(204)	(1,615)	(97)	(1,166)
Non-GAAP Net Income	$142,330	$120,431	$286,510	$255,627
(a) Tax impact of pre-tax adjustments reflects the current and deferred income taxes associated with the above pre-tax adjustments in arriving at non-GAAP net income.
(b) Other miscellaneous tax adjustments represent non-recurring adjustments of uncertain tax liabilities of ($1,615) and ($2,299) in the Thirteen Weeks Ended June 29, 2024, and the Twenty-Six Weeks Ended June 29, 2024, respectively, as well as other minor non-recurring items.

The following is a reconciliation of net income to adjusted free cash flow:

($ in thousands)	Thirteen Weeks Ended June 28, 2025	Thirteen Weeks Ended June 29, 2024	Twenty-Six Weeks Ended June 28, 2025	Twenty-Six Weeks Ended June 29, 2024
Net Income	$37,826	$54,585	$107,015	$104,137
Depreciation and amortization	49,950	46,198	97,981	92,461
Other non-cash items and changes to non-working capital assets/liabilities	(87,637)	(115,095)	(226,072)	(167,279)
Changes in working capital	(298,099)	415,496	(477,314)	271,599
Cash (used in) provided by operating activities	$(297,960)	$401,184	$(498,390)	$300,918
Capital expenditures	(35,224)	(33,109)	(64,961)	(68,688)
Proceeds from deferred purchase price of factored receivables	70,414	59,455	141,445	128,515
Adjusted free cash flow	$(262,770)	$427,530	$(421,906)	$360,745

The following is a reconciliation of basic and diluted GAAP EPS to basic and diluted non-GAAP EPS:

	Thirteen Weeks Ended June 28, 2025	Thirteen Weeks Ended June 29, 2024	Twenty-Six Weeks Ended June 28, 2025	Twenty-Six Weeks Ended June 29, 2024
Basic and Diluted EPS - GAAP (a)	$0.16	$0.25	$0.46	$0.47
Amortization of intangibles	0.09	0.10	0.18	0.20
Restructuring costs	0.00	0.00	0.01	0.10
Net foreign currency exchange loss	0.09	0.03	0.19	0.09
Integration, transition and operational improvement costs	0.35	0.15	0.50	0.29
Advisory fee	—	0.03	—	0.06
Cash-based compensation expense	0.02	0.03	0.04	0.06
Stock-based compensation expense	0.03	—	0.04	—
Other items	0.02	0.07	0.07	0.13
Tax Adjustments:
Tax impact of pre-tax adjustments	(0.15)	(0.11)	(0.27)	(0.24)
Other miscellaneous tax adjustments	—	(0.01)	—	(0.01)
Non-GAAP Basic and Diluted EPS (a)	$0.61	$0.54	$1.22	$1.15
(a) GAAP and non-GAAP diluted EPS for the Thirteen and Twenty-Six Weeks Ended June 28, 2025 includes 90,280 and 102,728, respectively, of outstanding restricted stock units that are dilutive.

Our release contains forward-looking estimates of non-GAAP diluted EPS for the fiscal third quarter 2025. We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of fiscal third quarter 2025 GAAP diluted EPS to a forward-looking estimate of fiscal third quarter 2025 non-GAAP diluted EPS because certain information needed to make a reasonable forward-looking estimate of GAAP diluted EPS for fiscal third quarter 2025 is unreasonably difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control, such as unanticipated non-recurring items not reflective of ongoing operations. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on our future financial results. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.